EXHIBIT  11.1

                            STANFORD MANAGEMENT LTD.

                  Statement re:  Computation of Share Earnings


Stanford has 2,358,500 common shares outstanding as at August 31, 2005 (*)

       Accumulated loss as at August 31, 2005              $  168,657
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       Loss per share - based on outstanding shares        $   0.0715
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(*)     There  have  been  no  shares  issued  since  August  31,  2005.